UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2005

CMS Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-09513	38-2726431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Energy Plaza, Jackson, Michigan		49201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	517-788-0550

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 13, 2005, CMS Energy Corporation ("CMS Energy") issued and sold $125 million principal amount of its 6.875 percent Senior Notes due 2015 (the "Notes"), pursuant to an effective shelf Registration Statement on Form S-3 (No 333-125553) (the "CMS Energy Registration Statement"), a Preliminary Prospectus Supplement dated December 8, 2005 to a Prospectus dated June 16, 2005, an Issuer Free Writing Prospectus that included the final terms of the transaction and a Final Prospectus Supplement dated December 8, 2005 to a Prospectus dated June 16, 2005. CMS Energy will use the proceeds to extinguish obligations of approximately $109 million under one of its gas supply contracts (for which it expects to pay approximately $118 million), to pay expenses incurred in paying down the obligations under such contract and for general corporate purposes. If the closing of the extinguishment of the gas supply contract does not occur for any reason, CMS Energy intends to use the proceeds for general corporate purposes, which may include retiring debt or making capital infusions into Consumers Energy Company.

This Current Report on Form 8-K is being filed to file certain documents in connection with the offering as exhibits to the CMS Energy Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

4.1 Indenture dated as of September 15, 1992 between CMS Energy and NBD Bank, as Trustee (predecessor to ultimate successor, JPMorgan Chase Bank, N.A.) (Incorporated by reference herein, previously filed as an exhibit to CMS Energy’s Form S-3 filed May 1, 1992)

4.2 Nineteenth Supplemental Indenture dated as of December 13, 2005 between CMS Energy and JPMorgan Chase Bank, N.A., a national banking association

5.1 Opinion of Robert C. Shrosbree, Esq., Assistant General Counsel of CMS Energy, regarding the legality of the Notes

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Energy Corporation

December 15, 2005	By:	Thomas J. Webb

Name: Thomas J. Webb
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.2	Nineteenth Supplemental Indenture dated as of December 13, 2005 between CMS Energy and JPMorgan Chase Bank, N.A., a national banking association
5.1	Opinion of Robert C. Shrosbree, Esq., Assistant General Counsel of CMS Energy, regarding the legality of the Notes